Exhibit 99.1

Contact:
Investors:	Media:
Traci McCarty	Marni Kottle
BioMarin Pharmaceutical Inc.	BioMarin Pharmaceutical Inc.
(415) 455-7558	(650) 374-2803

BioMarin Reports Fourth Quarter and Full-year 2025 Financial and Operating Results
Full-year 2025 Total Revenues Increased 13% Y/Y to $3.2 Billion, Led by 9% Revenue Growth for Enzyme Therapies and 26% Revenue Growth for VOXZOGO®
Fourth Quarter 2025 Total Revenues Increased 17% Y/Y Led by 13% Revenue Growth for Enzyme Therapies and 31% Revenue Growth for VOXZOGO
Announced Definitive Agreement to Acquire Amicus Therapeutics, including Galafold® for Fabry Disease and Pombiliti® + Opfolda® for Pompe Disease; Expected to Significantly Accelerate and Diversify Revenues
BioMarin Provides 2026 Guidance Excluding any Post-Close Contribution from the Announced Acquisition of Amicus, Anticipated to Close in Q2’26
Conference Call and Webcast Scheduled Today at 4:30 p.m. ET

SAN RAFAEL, Calif., February 23, 2026 – BioMarin Pharmaceutical Inc. (NASDAQ: BMRN) today announced financial results for the fourth quarter and full year ended December 31, 2025.
“In 2025, operational excellence led to strengthening financial results, including double-digit topline growth, strong profitability and increasing cash flow. We also advanced multiple medicines in our pipeline and closed the year by announcing the acquisition of Amicus,” said Alexander Hardy, President and Chief Executive Officer of BioMarin. “The Amicus transaction, which is expected to close in the second quarter, represents a compelling opportunity to reach more patients around the world and further strengthen our revenue growth through the next decade.”

“We expect to build on this success in 2026, with another year of strong financial performance and momentum across the business. We look forward to adding Galafold and Pombiliti + Opfolda to our growing commercial enzyme therapies business, and to continued strong growth from VOXZOGO. Beyond our current commercial portfolio, we are excited by the progress we are seeing across our R&D pipeline and look forward to a multitude of pipeline catalysts throughout the year. These include three major data read-outs to support regulatory approvals, two age label expansions, plus the advancement of multiple clinical programs position us for significant portfolio progress. We are energized by what lies ahead this year and intend to deliver again on an ambitious set of priorities, demonstrating our dedication to innovation and sustained growth in ways that we believe will benefit patients, employees, and shareholders.”

2025 Business Highlights
Innovation
•Accelerated development of BMN 333, BioMarin’s long-acting C-type natriuretic peptide (CNP), with Phase 1 PK data exceeding targeted free CNP exposure levels, reflecting its potential to become the new standard of care in achondroplasia.
•Advanced five new VOXZOGO indications within the CANOPY program, including a pivotal Phase 3 study in hypochondroplasia and Phase 2 studies in idiopathic short stature, Noonan syndrome, Turner syndrome, and SHOX deficiency.
•Reported positive data from the PALYNZIQ® Phase 3 PEGASUS study in 12- to 17-year-olds demonstrating statistically significant reductions in blood phenylalanine (Phe) compared to diet alone for adolescents with PKU.
•Progressed BMN 351 for Duchenne muscular dystrophy, with initial Phase 1/2 data demonstrating 5.0% mean absolute dystrophin expression (without double-correction for histologic adjustment for muscle content) at week 25 in the 9 mg/kg cohort. The 12 mg/kg dose cohort continues to enroll participants, with topline data readout from this cohort expected in 2H’26.
Growth

•Strong patient demand across the portfolio fueled 13% Y/Y full-year 2025 total revenue growth.
•Enzyme Therapies full-year 2025 revenue advanced 9% Y/Y, supported by sustained high market penetration and patient adherence, led by robust 22% Y/Y growth from PALYNZIQ.
•VOXZOGO generated 26% Y/Y revenue growth for full-year 2025, driven by deeper market penetration and increasing demand for the treatment of achondroplasia across 55 commercial markets. Markets outside of the U.S. (OUS) drove approximately 73% of VOXZOGO revenue in full-year 2025, reflecting the therapy’s strong uptake across global markets.
Value Commitment
•Announced the acquisition of Amicus Therapeutics in December 2025, expected to close in Q2’26, subject to regulatory clearances, approval by the stockholders of Amicus and other customary closing conditions. The addition of high-growth products, Galafold for Fabry Disease and Pombiliti + Opfolda for Pompe Disease, is expected to accelerate BioMarin’s revenue growth and increase profitability. Adolescent label expansion for Pombiliti + Opfolda is anticipated in 2H’26.
•Generated operating cash flows totaling $100 million in fourth quarter 2025 and $828 million for the full year. Total cash and investments totaled approximately $2 billion at year-end, and continued increasing operating cash flow is expected to support sustained investment in innovation and future growth.
•Strong performance in 2025 led to significant GAAP and Non-GAAP Diluted Earnings per Share expansion, excluding acquired in-process research and development (IPR&D) charges related to the acquisition of Inozyme, $1.10 per share, and an inventory write-off related to ROCTAVIAN®, totaling $0.46 per share after tax.
•The company secured financing of approximately $3.7 billion of non-convertible debt to support the Amicus acquisition with strong demand, achieving favorable pricing across the capital structure.
Anticipated 2026 Program Updates

VOXZOGO:
•Phase 3 hypochondroplasia data 1H’26; regulatory submissions 2H’26
•U.S. supplemental new drug application (sNDA) for full approval of VOXZOGO in achondroplasia Q2’26
•Advancing Phase 2 studies in idiopathic short stature, Noonan syndrome, Turner syndrome, SHOX deficiency

BMN 333 (long-acting CNP):
•Initiate registration-enabling Phase 2/3 study in achondroplasia 1H’26
PALYNZIQ:
•U.S. PDUFA date for the adolescent label expansion February 28, 2026; EU approval 2026
BMN 401:

•Phase 3 topline data in 1 to 12 year-old population with ENPP1 deficiency 1H’26; global regulatory submissions 2H’26; potential first‑in‑disease launch 2027

BMN 351
•Phase 1/2 data presentation for 6 mg/kg and 9 mg/kg cohorts at Muscular Dystrophy Association (MDA) Clinical & Scientific Congress (March 8–11, 2026)

ROCTAVIAN
•Following the company’s October announcement to explore options to divest ROCTAVIAN, BioMarin undertook a comprehensive effort to identify a potential buyer. Despite these efforts, BioMarin was unable to identify a qualified buyer and has made the decision to voluntarily withdraw ROCTAVIAN from the market.

Fourth Quarter 2025 Financial Highlights
•Total Revenues for the fourth quarter of 2025 were $875 million, an increase of 17% compared to the same period in 2024, driven by 31% year-over-year VOXZOGO revenue growth from new patients initiating therapy across all regions and the timing of large government orders, primarily in Latin America. In the quarter, revenues from BioMarin’s Enzyme Therapies (ALDURAZYME®, BRINEURA®, NAGLAZYME®, PALYNZIQ and VIMIZIM®) also increased by 13% compared to the fourth quarter of 2024, driven by a combination of increased patient demand in all regions and the timing of large government orders.

•GAAP Net Loss was $47 million for the fourth quarter of 2025 compared to GAAP Net Income of $125 million for the same period in 2024. The increase in GAAP Net Loss was primarily due to the company’s strategic decision to voluntarily withdraw ROCTAVIAN from the market resulting in charges of approximately $240 million during the quarter. These charges were mainly comprised of $119 million of an inventory write-off that was included in Cost of Sales and $118 million of long-lived asset impairments included in Selling, General and Administrative expense. The increase in GAAP Net Loss was partially offset by improved revenue growth as mentioned above and lower provision for income taxes.

•Non-GAAP Income for the fourth quarter of 2025 decreased to $89 million compared to $180 million for the same period in 2024. The decrease in Non-GAAP Income was primarily due to the ROCTAVIAN inventory write- off included in Cost of Sales. The decrease in Non-GAAP Income was partially offset by improved revenue growth as mentioned above.

Financial Highlights (in millions of U.S. dollars, except per share data, unaudited)

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2025	2024	% Change	2025	2024	% Change

Total Revenues	$875	$747	17%	$3,221	$2,854	13%

Net Product Revenues by Product:
VOXZOGO	$273	$208	31%	$927	$735	26%

Enzyme Therapies:
VIMIZIM	$206	$191	8%	$792	$740	7%
NAGLAZYME	120	110	9%	485	480	1%
PALYNZIQ	125	100	25%	433	355	22%
ALDURAZYME	49	39	26%	209	184	14%
BRINEURA	49	48	2%	186	169	10%
Total Enzyme Therapies Revenue	$549	$488	13%	$2,105	$1,928	9%

KUVAN®	$23	$28	(18)%	$100	$121	(17)%
ROCTAVIAN	$13	$11	18%	$36	$26	38%

GAAP Net Income (Loss) (1)	$(47)	$125	(138)%	$349	$427	(18)%
Non-GAAP Income (1)(2)	$89	$180	(51)%	$614	$686	(10)%
GAAP Operating Margin % (1)(3)	(5.1)%	21.6%		12.7%	17.0%
Non-GAAP Operating Margin % (1)(2)(5)	15.1%	31.1%		23.3%	28.6%
GAAP Diluted Earnings (Loss) per Share (EPS)(1)(4)	$(0.24)	$0.64	(138)%	$1.80	$2.21	(19)%
Non-GAAP Diluted EPS (1)(2)(5)	$0.46	$0.92	(50)%	$3.15	$3.52	(11)%

(1)    Includes acquired IPR&D charges of $221 million (or approximately $1.10 on a per share basis) related to acquisition of Inozyme for the twelve months ended December 31, 2025.
(2)     Refer to Non-GAAP Information beginning on page 10 of this press release for definitions of Non-GAAP Income, Non-GAAP Operating Margin percentage and Non-GAAP Diluted EPS along with the related reconciliations to the comparable information reported under U.S. GAAP.
(3)     GAAP Operating Margin percentage is defined by the company as GAAP Income (Loss) from Operations divided by Total Revenues.
(4)    Includes approximately $240 million of restructuring charges (or approximately $0.94 after tax on a per share basis) related to the company’s strategic decision to voluntarily withdraw ROCTAVIAN from the market for the three and twelve months ended December 31, 2025.
(5)    Includes $119 million inventory write-off (or approximately $0.46 after tax on a per share basis) related to the company’s strategic decision to voluntarily withdraw ROCTAVIAN from the market for the three and twelve months ended December 31, 2025.

Forward-Looking Non-GAAP Financial Information
BioMarin does not provide guidance for GAAP reported financial measures (other than revenue) or a reconciliation of forward-looking Non-GAAP financial measures to the most directly comparable GAAP reported financial measures because the company is unable to predict with reasonable certainty the financial impact of changes resulting from its strategic portfolio and business operating model reviews; potential future asset impairments; gains and losses on investments; and other unusual gains and losses without unreasonable effort. These items are uncertain, depend on various factors, and could have a material impact on GAAP reported results for the guidance period. As such, any reconciliations provided would imply a degree of precision that could be confusing or misleading to investors.

2026 Full-Year Financial Guidance (in millions, except EPS amounts)

•2026 guidance excludes any post-close contribution from the announced acquisition of Amicus Therapeutics, anticipated to close in Q2’26
•Total Revenues guidance reflects expectation of continued strong patient demand across Enzyme Therapies and VOXZOGO in 2026
•Other Revenue guidance reflects KUVAN, royalty revenue (including conclusion of U.S. Firdapse royalty term in January 2026), and the company’s strategic decision to voluntarily withdraw ROCTAVIAN from the market
•Non-GAAP Diluted EPS guidance includes approximately $0.25 of pre-close operating and interest expenses associated with the Amicus transaction
•In 2026, excluding the impact of the Amicus transaction, Non-GAAP Operating Margin is expected to be approximately 40% for the full year

Item	2025 Actuals	2026 Guidance
Total Revenues	$3,221	$3,325	to	$3,425
Enzyme Therapies	$2,105	$2,225	to	$2,275
VOXZOGO	$927	$975	to	$1,025
Other Revenues(1)	$189	$100	to	$125
Non-GAAP Diluted EPS (2)(3)	$3.15	$4.95	to	$5.15
(1)    Other Revenues includes KUVAN, ROCTAVIAN, and royalties
(2) Refer to Non-GAAP Information beginning on page 10 of this press release for definition of Non-GAAP Diluted EPS.
(3)    Non-GAAP Diluted EPS guidance assumes approximately 200 million Weighted-Average Diluted Shares Outstanding.

BioMarin will host a conference call and webcast to discuss fourth quarter 2025 financial results today, Monday, February 23, 2026, at 4:30 p.m. ET. This event can be accessed through this link or on the investor section of the BioMarin website at www.biomarin.com.

U.S./Canada Dial-in Number: 800-715-9871	Replay Dial-in Number: 800-770-2030
International Dial-in Number: 646-307-1963	Replay International Dial-in Number: 609-800-9909
Conference ID: 4503000	Conference ID: 4503000
About BioMarin
BioMarin is a leading, global rare disease biotechnology company focused on delivering medicines for people living with genetically defined conditions. Founded in 1997, the San Rafael, California-based company has a proven track record of innovation, with multiple commercial therapies and a strong clinical and preclinical pipeline. Using a distinctive approach to drug discovery and development, BioMarin seeks to unleash the full potential of genetic science by pursuing category-defining medicines that have a profound impact on patients. To learn more, please visit www.biomarin.com.

Forward-Looking Statements
This press release and the associated conference call and webcast contain forward-looking statements about the business prospects of BioMarin Pharmaceutical Inc. (BioMarin), including, without limitation, statements about: future financial performance, including the expectations of Total Revenues, Non-GAAP Operating Margin percentage, and Non-GAAP Diluted EPS for the full-year 2026 and future periods, and the underlying drivers of those results, such as the expected demand and continued growth of BioMarin’s Enzyme Therapies portfolio, the expected growth from VOXZOGO, and the expected impact of Other Revenues; the anticipated closing and benefits of BioMarin’s proposed acquisition of Amicus Therapeutics, Inc.; BioMarin’s plans for investment in innovation and future growth; the timing of orders for commercial products; plans and expectations regarding the development, commercialization and commercial prospects of BioMarin’s product candidates and commercial products, including the prospects and timing of actions relating to clinical studies and trials and product approvals, such as study initiations, study advancements, data readouts, submissions, filings, approvals, and label expansions; the expected benefits and availability of BioMarin’s commercial products and product candidates; and potential growth opportunities and trends, including the assumptions and expectations regarding total addressable patient population (TAPP) with respect to the conditions targeted by BioMarin’s product candidates and commercial products.

These forward-looking statements are predictions and involve risks and uncertainties such that actual results may differ materially from these statements. These risks and uncertainties include, among others: BioMarin’s success in the commercialization of its commercial products; BioMarin’s ability to consummate and realize the anticipated benefits of any acquisitions; impacts of macroeconomic and other external factors on BioMarin’s operations, regulatory uncertainty, the impact of new or increased tariffs, other trade protection measures, and escalating trade tensions; results and timing of current and planned preclinical studies and clinical trials and the release of data from those trials; BioMarin’s ability to successfully manufacture its commercial products and product candidates; the content and timing of decisions by the U.S. Food and Drug Administration, the European Medicines Agency, the European Commission and other regulatory authorities concerning each of the described products and product candidates; the market for each of these products; BioMarin’s ability to meet product demand; actual sales of BioMarin’s commercial products; and those factors detailed in BioMarin's filings with the Securities and Exchange Commission, including, without limitation, the factors contained under the caption “Risk Factors” in BioMarin's Quarterly Report on Form 10-Q for the quarter ended September 30, 2025, as such factors may be updated by any subsequent reports. Investors are urged not to place undue reliance on forward-looking statements, which speak only as of the date hereof. BioMarin is under no obligation, and expressly disclaims any obligation to update or alter any forward-looking statement, whether as a result of new information, future events or otherwise.

BioMarin®, VOXZOGO®, VIMIZIM®, NAGLAZYME®, PALYNZIQ®, BRINEURA®, KUVAN® and ROCTAVIAN® are registered trademarks of BioMarin Pharmaceutical Inc., or its affiliates. ALDURAZYME® is a registered trademark of BioMarin/Genzyme LLC. All other brand names and service marks, trademarks and other trade names appearing in this release are the property of their respective owners.

BIOMARIN PHARMACEUTICAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
Three and Twelve Months Ended December 31, 2025 and 2024
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

REVENUES:
Net product revenues	$859,321	$735,634	$3,167,759	$2,809,445
Royalty and other revenues	15,244	11,679	53,494	44,470
Total revenues	874,565	747,313	3,221,253	2,853,915
OPERATING EXPENSES:
Cost of sales	275,709	136,139	717,442	580,235
Research and development	192,413	173,509	921,930	747,184
Selling, general and administrative	446,207	266,607	1,153,017	1,009,025
Intangible asset amortization	4,846	9,651	19,386	43,257
Gain on sale of nonfinancial assets	—	—	—	(10,000)
Total operating expenses	919,175	585,906	2,811,775	2,369,701
INCOME (LOSS) FROM OPERATIONS	(44,610)	161,407	409,478	484,214

Interest income	19,210	17,680	74,904	74,883
Interest expense	(2,778)	(2,577)	(10,899)	(12,666)
Other income (expense), net	1,025	(6,871)	8,997	(4,668)
INCOME (LOSS) BEFORE INCOME TAXES	(27,153)	169,639	482,480	541,763
Provision for income taxes	19,420	44,696	133,579	114,904
NET INCOME (LOSS)	$(46,573)	$124,943	$348,901	$426,859
EARNINGS (LOSS) PER SHARE, BASIC	$(0.24)	$0.66	$1.82	$2.25
EARNINGS (LOSS) PER SHARE, DILUTED	$(0.24)	$0.64	$1.80	$2.21
Weighted average common shares outstanding, basic	192,225	190,688	191,787	190,027
Weighted average common shares outstanding, diluted	192,225	196,581	197,394	196,708

BIOMARIN PHARMACEUTICAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
December 31, 2025 and 2024
(In thousands of U.S. dollars, except per share amounts)
(Unaudited)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,311,679	$942,842
Short-term investments	248,930	194,864
Accounts receivable, net	908,214	660,535
Inventory	1,298,883	1,232,653
Other current assets	185,784	201,533
Total current assets	3,953,490	3,232,427
Noncurrent assets:
Long-term investments	492,242	521,238
Property, plant and equipment, net	952,508	1,043,041
Intangible assets, net	213,837	255,278
Goodwill	196,199	196,199
Deferred tax assets	1,508,697	1,489,366
Other assets	277,049	251,391
Total assets	$7,594,022	$6,988,940
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$759,031	$606,988
Total current liabilities	759,031	606,988
Noncurrent liabilities:
Long-term convertible debt, net	597,176	595,138
Other long-term liabilities	150,816	128,824
Total liabilities	1,507,023	1,330,950
Stockholders’ equity:
Common stock, $0.001 par value: 500,000,000 shares authorized; 192,300,091 and 190,761,349 shares issued and outstanding, respectively	192	191
Additional paid-in capital	5,956,582	5,802,068
Company common stock held by the Nonqualified Deferred Compensation Plan	(10,508)	(11,227)
Accumulated other comprehensive income (loss)	(13,473)	61,653
Retained earnings (accumulated deficit)	154,206	(194,695)
Total stockholders’ equity	6,086,999	5,657,990
Total liabilities and stockholders’ equity	$7,594,022	$6,988,940

BIOMARIN PHARMACEUTICAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Twelve Months Ended December 31, 2025 and 2024
(In thousands of U.S. dollars)
(Unaudited)

	Twelve Months Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$348,901	$426,859
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	79,557	96,426
Non-cash interest expense	2,622	3,359
Accretion of discount on investments	(4,801)	(8,345)
Stock-based compensation	181,409	201,571
Gain on sale of nonfinancial assets	—	(10,000)
Impairment of assets	125,012	19,889
ROCTAVIAN inventory write-off	119,208	—
Deferred income taxes	48,738	56,096
Unrealized foreign exchange gain	4,459	(16,753)
Acquired in-process research & development expense	220,963	—
Other	(4,414)	20,135
Changes in operating assets and liabilities:
Accounts receivable, net	(228,054)	(57,909)
Inventory	(116,929)	(63,530)
Other current assets	8,891	(3,778)
Other assets	(38,573)	(73,700)
Accounts payable and accrued liabilities	66,136	(32,240)
Other long-term liabilities	14,869	14,761
Net cash provided by operating activities	827,994	572,841
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(103,038)	(85,424)
Maturities and sales of investments	337,801	633,018
Purchases of investments	(355,875)	(410,250)
Proceeds from sale of nonfinancial assets	—	10,000
Purchase of intangible assets	(7,937)	(11,994)
Acquisition, net of cash acquired	(285,193)	—
Other	—	1,141
Net cash provided by (used in) investing activities	(414,242)	136,491
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercises of awards under equity incentive plans	14,460	49,277
Taxes paid related to net share settlement of equity awards	(55,965)	(77,560)
Repayments of convertible debt	—	(494,987)
Other	(889)	(3,177)
Net cash used in financing activities	(42,394)	(526,447)
Effect of exchange rate changes on cash	(2,521)	4,830
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	368,837	187,715
Cash and cash equivalents:
Beginning of period	$942,842	$755,127
End of period	$1,311,679	$942,842

Non-GAAP Information
The results presented in this press release include both GAAP information and Non-GAAP information. Non-GAAP Income is defined by the company as GAAP Net Income (Loss) excluding amortization of intangible assets, stock-based compensation expense and, in certain periods, certain other specified items, as detailed below when applicable. The company also includes a Non-GAAP adjustment for the estimated tax impact of the reconciling items. Non-GAAP R&D expenses and Non-GAAP SG&A expenses are defined by the company as GAAP R&D expenses and GAAP SG&A expenses, respectively, excluding stock-based compensation expense and, in certain periods, certain other specified items, as detailed below when applicable. Non-GAAP Operating Margin percentage is defined by the company as GAAP Income (Loss) from Operations, excluding amortization of intangible assets, stock-based compensation expense and, in certain periods, certain other specified items, divided by GAAP Total Revenues. Non-GAAP Diluted EPS is defined by the company as Non-GAAP Income divided by Non-GAAP Weighted-Average Diluted Shares Outstanding. Non-GAAP Weighted-Average Diluted Shares Outstanding is defined by the company as GAAP Weighted-Average Diluted Shares Outstanding, adjusted to include any common shares issuable under the company’s equity plans or convertible debt in periods when they are dilutive under Non-GAAP.
BioMarin regularly uses both GAAP and Non-GAAP results and expectations internally to assess its financial operating performance and evaluate key business decisions related to its principal business activities: the discovery, development, manufacture, marketing and sale of innovative biologic therapies. BioMarin also uses Non-GAAP Income internally to understand, manage and evaluate its business and to make operating decisions, and compensation of executives is based in part on this measure. Because these Non-GAAP metrics are important internal measurements for BioMarin, the company believes that providing this information in conjunction with BioMarin’s GAAP information enhances investors’ and analysts’ ability to meaningfully compare the company’s results from period to period and to its forward-looking guidance, and to identify operating trends in the company’s principal business.
Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for, or superior to comparable GAAP measures and should be read in conjunction with the consolidated financial information prepared in accordance with GAAP. Investors should note that the Non-GAAP information is not prepared under any comprehensive set of accounting rules or principles and does not reflect all of the amounts associated with the company’s results of operations as determined in accordance with GAAP. Investors should also note that these Non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future there may be other items that the company may exclude for purposes of its Non-GAAP financial measures; likewise, the company may in the future cease to exclude items that it has historically excluded for purposes of its Non-GAAP financial measures. Because of the non-standardized definitions, the Non-GAAP financial measure as used by BioMarin in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies.
The following tables present the reconciliation of GAAP reported to Non-GAAP adjusted financial information:

Reconciliation of GAAP Reported Information to Non-GAAP Information (1)
(In millions of U.S. dollars, except per share data)
(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

GAAP Reported Net Income (Loss)	$(47)	$125	$349	$427
Adjustments
Stock-based compensation expense - COS	4	3	14	15
Stock-based compensation expense - R&D	14	14	55	60
Stock-based compensation expense - SG&A	29	34	113	127
Amortization of intangible assets	5	10	19	43
Acquisition-related costs (2)	—	—	15	—
Gain on sale of nonfinancial assets (3)	—	—	—	(10)
Severance and restructuring costs (4)	124	10	124	96
Loss on investments (5)	—	—	3	5
Income tax effect of adjustments	(40)	(16)	(78)	(76)
Non-GAAP Income	$89	$180	$614	$686

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2025		2024		2025		2024
	R&D	SG&A	R&D	SG&A	R&D	SG&A	R&D	SG&A

GAAP expenses	$192	$446	$174	$267	$922	$1,153	$747	$1,009
Adjustments
Stock-based compensation expense	(14)	(29)	(14)	(34)	(55)	(113)	(60)	(127)
Acquisition-related costs (2)	—	—	—	—	—	(15)	—	—
Severance and restructuring costs (4)	—	(124)	—	(10)	—	(124)	—	(96)
Non-GAAP expenses	$178	$292	$159	$222	$867	$901	$688	$786

	Three Months Ended December 31,				Twelve Months Ended December 31,
	2025	Percent of GAAP Total Revenue	2024	Percent of GAAP Total Revenue	2025	Percent of GAAP Total Revenue	2024	Percent of GAAP Total Revenue

GAAP Income (Loss) from Operations	$(45)	(5.1)%	$161	21.6%	$409	12.7%	$484	17.0%
Adjustments
Stock-based compensation expense	47	5.4	51	6.8	182	5.7	202	7.1
Amortization of intangible assets	5	0.6	10	1.3	19	0.6	43	1.5
Acquisition-related costs (2)	—	—	—	—	15	0.5	—	—
Gain on sale of nonfinancial assets (3)	—	—	—	—	—	—	(10)	(0.4)
Severance and restructuring costs (4)	124	14.2	10	1.3	124	3.8	96	3.4
Non-GAAP Income from Operations	$132	15.1%	$232	31.1%	$750	23.3%	$815	28.6%

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

GAAP Diluted EPS	$(0.24)	$0.64	$1.80	$2.21
Adjustments
Stock-based compensation expense	$0.24	$0.26	$0.92	$1.03
Amortization of intangible assets	$0.03	$0.05	$0.10	$0.22
Acquisition-related costs (2)	$—	$—	$0.08	$—
Gain on sale of nonfinancial assets (3)	$—	$—	$—	$(0.05)
Severance and restructuring costs (4)	$0.63	$0.05	$0.63	$0.49
Loss on investments (5)	$—	$—	$0.02	$0.03
Income tax effect of adjustments	$(0.20)	$(0.08)	$(0.40)	$(0.39)
Non-GAAP Diluted EPS	$0.46	$0.92	$3.15	$3.52

(1)    Certain amounts may not sum or recalculate due to rounding.
(2)     These amounts were included in SG&A and represent severance costs incurred in the acquisition of Inozyme in July 2025.
(3)    Represents a payment triggered by a third party's attainment of a regulatory approval milestone related to previously sold intangible assets.
(4)    These amounts were included in SG&A and represent impairment of long-lived assets, severance and other restructuring costs related to the company's 2025 strategic decision to voluntarily withdraw ROCTAVIAN from the market and 2024 corporate initiatives and the associated organizational redesign efforts.
(5)    Represents impairment loss on non-marketable equity securities recorded in Other income (expense), net.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024

GAAP Weighted-Average Diluted Shares Outstanding	192.2	196.6	197.4	196.7
Adjustments
Common stock issuable under the company's equity plans (1)	0.8	—	—	—
Common stock issuable under the Company’s convertible debt(1)	4.4	—	—	—
Non-GAAP Weighted-Average Diluted Shares Outstanding	197.4	196.6	197.4	196.7
(1)    Common stock issuable under the company’s equity plans and convertible debt were excluded from the computation of GAAP Weighted-Average Diluted Shares Outstanding for the three months ended December 31, 2025, as they were anti-dilutive.